                   FIFTH EXTENSION AND MODIFICATION AGREEMENT


         THIS FIFTH EXTENSION AND MODIFICATION AGREEMENT (this "Agreement") is entered into as of the 30th day of June, 1996, by and between i2 TECHNOLOGIES, INC., a Delaware corporation ("Borrower") and NATIONSBANK OF TEXAS, N.A., a national banking association ("Bank"). Unless otherwise defined herein or the context indicates otherwise, any term herein beginning with a capitalized letter shall have the meaning ascribed to such term in that certain Loan Agreement (the "Loan Agreement") dated as of August 11, 1994, between Borrower and Bank, as modified pursuant to that certain (i) Loan Increase and First Modification Agreement dated as of May 26, 1995, executed by and between Borrower and Bank, and acknowledged and consented to by Sidhu and Singh, (ii) Second Modification Agreement dated as of December 31, 1995, executed by and between Borrower and Bank, and acknowledged and consented to by Sidhu and Singh, (iii) Third Modification Agreement dated as of April 26, 1996, executed by and between Borrower and Bank, and (iv) Fourth Modification Agreement dated as of June 26, 1996, executed by and between Borrower and Bank.

                              W I T N E S S E T H:

         WHEREAS, Bank has offered to Borrower a revolving line of credit (the "Line") evidenced by that certain Renewal Promissory Note (the "Renewal Note") dated June 1, 1996, in the original face amount of $3,000,000.00, executed by Borrower and payable to the order of Bank;

         WHEREAS, Borrower has requested that (i) the commitment termination date with respect to the Line be extended from June 1, 1997 to June 1, 1998, and (ii) that the requirement for the Borrowing Base Agreement be eliminated, and Bank has agreed to Borrower's requests, provided that Borrower agrees to the terms and conditions of this Agreement.

         NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, That for and in consideration of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Bank and Borrower hereby agree as follows:

         1. Modification of Loan Agreement. The Loan Agreement is hereby modified as follows:

         (a) The commitment termination date of the Line is hereby extended from June 1, 1997 to June 1, 1998.

         (b) In the second line of Section 2.A. of the Loan Agreement "$4,360,059.89" is hereby changed to "$3,000,000" and Section 2.B. of the Loan Agreement is hereby deleted in its entirety and replaced with the following:





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         B.      LOAN FACILITY.  The Loan provides for a revolving line of
         credit (the "Line") under which Borrower may from time to time, borrow, repay and re-borrow up to $3,000,000.

         (c) Section 2.D. and Exhibit "A" of the Loan Agreement are hereby deleted in their entirety.

         (d) Section 4.A.i. of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

         i. Have, as of the last day of each calendar quarter, no less than the Required Minimum Tangible Net Worth. As used herein, the term "Required Minimum Tangible Net Worth" shall mean $40,000,000 for the calendar quarter ending June 30, 1996, and for each calendar quarter thereafter until June 30, 1998, an amount equal to (i) $40,000,000, plus (ii) an amount (not less than zero) equal to the sum of (a) at least fifty percent (50%) of the net income of Borrower calculated on a cumulative basis commencing July 1, 1996, plus (b) at least one hundred percent (100%) of the proceeds from any future equity offerings of Borrower.

         (e) Section 4.A.ii. of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

         ii. Maintain a ratio of total liabilities less deferred revenue to Tangible Net Worth of not more than 1.0 to 1.0 for each calendar quarter. Calculation is defined as Total Liabilities (as determined in accordance with GAAP) less deferred revenue divided by Tangible Net Worth as previously defined.

         2. Commitment Fee. In consideration of the commitment of Bank to make the Loan as provided herein and in the other Loan Documents, Borrower shall pay to Bank on or before the date hereof a nonrefundable commitment fee equal to one-fourth of one percent (1/4%) of the Line (being $7,500.00). Borrower and Bank acknowledge and agree that this commitment fee is a bona fide commitment fee and is intended as reasonable compensation to Bank for committing to make funds available to Borrower as described herein and in the other Loan Documents and for no other purpose.

         3. Representations, Warranties and Agreements of Borrower. Borrower hereby represents and warrants to, and agrees with, Bank that (a) this Agreement has been duly and validly executed and delivered by Borrower, constitutes a valid and legally binding obligation of Borrower, enforceable in accordance with its terms, and shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, representatives, successors and assigns, (b) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents,
(c) except as otherwise expressly modified by





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
this Agreement, all terms and provisions of the Loan Agreement, the Renewal Note and the other Loan Documents shall remain unchanged and hereby are ratified and confirmed and shall be and shall remain in full force and effect, and (d) this Agreement shall control in the case of any inconsistency between the terms and provisions hereof and those contained in the other Loan Documents.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF TEXAS.

         THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, this Agreement is executed effective as of the date first written above.


BORROWER:                         BANK:

i2 TECHNOLOGIES, INC., a          NATIONSBANK OF TEXAS, N.A., a
Delaware corporation              national banking association

By:                               By:
   ----------------------------      ---------------------------------------
      Sanjiv Sidhu, President           Rachel R. Johnston, Vice
                                          President





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